Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of U.S. Energy Corp. on Form S-3 of our report dated March 3, 2006, with respect to our audit of the consolidated financial statements of U.S. Energy Corp. as of December 31, 2005 and 2004 and the years then ended, that is incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission. We also consent to the use of our name as it appears under the caption “Experts”.

/s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
June 5, 2006